Exhibit 10.2

Loan Contract

Contract No.: P.Y.H.S.D.Z. [20140829] No. 001

☒Not within credit line

☑ Within credit line Contract name: Comprehensive credit line contract

Contract No.: P.Y.H.S.Z.Z. [20140505] No. 003

Party A (Lender): Ningbo Branch of Ping An Bank Co., Ltd.

Domicile (Address): North Jiangdong Road No. 138, Ningbo City

Legal representative (Person in charge): Zhang Qinghe

Telephone Number: 87071391

Party B (Borrower): Ningbo Keyuan Plastic Co., Ltd.

Domicile (Address): Qingzhi Industrial District, Beilun District, Ningbo City

Legal representative: Tao Chunfeng

Telephone Number: 86232932

Party B applies for a loan from Party A. This contract is made between the two Parties in line with the Contract Law of the People's Republic of China and relevant laws and regulations on the basis of equal negotiation.

Article 1 Loan

1.1	Amount of loan: (currency) US Dollar (in figures) 9,967,000.00 (in words) Nine Million, Nine Hundred and Sixty Seven Thousand Dollars Only.

1.2	Purpose of loan: Refer to Clause (1) in the following:

(1)	Specifically for repayment for documentary bills of China Merchants Bank and Commerce Bank.

(2)	Borrowing for repaying (enlending)/restructuring, specifically for: repaying credit granting of ________ (Contract number and name).

1.3	The term of loan is referred to Clause (1) in the following:

(1)	From September 1, 2014 to September 1, 2015.

(2)	______days_____months____years.

The actual amount of loan and term of loan within the scope under this contract shall be subject to the receipt of loan.

Should events of default stipulated under this contract happen and Party A require Party B to repay the loan in advance, the loan shall come due from the day of the event.

For loans released in installments, the due date of each loan shall not be later than that of the first loan.

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1.4	Interest of Loan

1.4.1 The interest of loan under this contract shall be established in accordance with the following standards. The interest rate of initial loan shall be subject to the receipt (tick the selected items with “√”):

☒ The benchmark interest rate of same period and same grade of People’s Bank on the day of loan release □ increased / □ decreased by ___%.

☒ The benchmark interest rate of same period and same grade of People’s Bank on the day of loan release □ + / □ - by (points).

☒ The benchmark interest rate of same period and same grade of People’s Bank on the day of loan release.

☑☑  LIBOR ☒ HIBOR ☑ +/ ☒ - 265 (basis points) on the day of loan release (only valid for foreign exchange loans).

Rates shall be calculated based on the actual days of loan with the daily interest rate of English pound and Hong Kong dollar= annual rate/ 365 and the daily interest rate of other currencies= annual rate/ 360.

1.4.2 The adjustment of loan interest rate under this contract shall be (tick the selected items with “√”):

☒ Floating based on _____(month/quarter/half year/year). The date to adjust the interest rate shall be _____ in the following:

①___________(every month/ quarter/ half year/ year) the respective date as the loan release date; or the last day of the respective month should there is no respective date.

② January 1st of each year.

☑ Fixed rate shall be executed under this contract within the loan period.

Should the loan interest rate be floating, interest shall be calculated based on the adjusted interest rate from the day of adjustment. Nevertheless, the interest of amortization loans (including equal amount installment payment and diminishing amount installment payment in due course) shall be calculated based on the interest rate before the adjustment on the adjustment day and be executed based on the adjusted interest rate from the next term.

1.4.3 In case of benchmark interest rate is adjusted more than once, Party A shall adjust the interest rate in accordance with the latest benchmark interest rate of the day of adjustment. Should the People’s Bank adjust the floating range of benchmark interest rate so that the aforementioned stipulated loan interest rate should be lower than the floor rate stipulated by People’s Bank, the loan interest rate under this contract shall be adjusted to the floor rate stipulated by People’s Bank. Should People’s Bank no longer announce the benchmark interest rate, the loan interest rate under this contract shall be adjusted to that recognized by inter bank or that of the same period and same grade unless otherwise agreed.

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1.4.4 In case that the state change the ways of determination, adjustment and calculation of interest rate, the interest rate shall be executed in accordance with the relevant stipulations of the state.

1.4.5 The aforementioned interest rate adjustment would not be further noticed by Party A to Party B.

1.5	Every 20th shall be the expiry date for interest. Party B shall pay the loan on the basis of ☑ month ☒ quarter ☒ year ☒ other time__/____. The maturity date of loan shall be the expiry date of the last interest, the interest and the principal shall be paid once.

Article 2 Release of Loan

2.1 Party A has the right to examine the following items before the release of loan and determine whether the loan would be released according to the examination results:

(1) Whether Party B has fulfilled the legal procedures related to the loan under this contract including government permission, approval, registration and delivery (if any) in accordance with the relevant laws and regulations;

(2) Whether the guarantee contract has been valid (if any);

(3) Whether Party B has paid all the fees related to this contract (if any);

(4) Whether Party B has satisfied the conditions stipulated under this contract;

(5) Whether the operation and finance conditions Party B and guarantor (if any) are undergoing adverse changes

(6) Whether the repayment willingness of Party B and the guarantee willingness of the guarantor (if any) have changed;

(7) Whether violations to the stipulations under this contract have happened to Party B.

2.2 During the payment of loan, if Party A finds the decrease of the credit status, poor profitability of main business, or unusual usage of loan, Party A would have the right to change the way of loan payment or stop the release and payment of loan.

2.3 Before the release of loan, if the changes in national macro-control policies, requirements of controlling the credit quota or credit investment made by the supervision department of Party A and other reasons which are not because of Party A make Party A unable to release the loan under this contract, Party A shall have the right to stop releasing the loan or terminate this contract. Party B has no objection towards it.

2.4 Method of payment

Party A and B agree the loan fund would be paid in the following method:

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☑ Entrusted payment in full, i.e. based on the withdrawal application and payment order of Party B, Party A shall deposit the loan fund through the account of Party B to the counterparty that conforms to the stipulated usage.

☒ Entrusted payment partially, i.e. with clear payment object and single payment amounting to or more than / ten thousand RMB (inclusive), based on the withdrawal application and payment order of Party B, Party A shall deposit the loan fund through the account of Party B to the counterparty that conforms to the stipulated usage; other loan funds shall be paid by Party B on its own, that is, Party A shall deposit the amount to the account of Party B based on the withdrawal application of Party B, and Party B shall pay on its own to the counterparty that conforms to the stipulated usage.

☒ Independent payment in full, i.e. based on the withdrawal application of Party B, Party A shall deposit the loan fund to the account of Party B. Party B shall pay on its own the counterparty that conforms to the stipulated usage.

2.5 Payment management

Party A and B agree on the following management of the payment of loan fund:

In case of entrusted payment, Party B may require Party A to pay the loan fund on meeting the following payment conditions:

(1) Party B provides the payment application and certifications such as respective business contract according to the requirements of Party A, and information such as the transaction object and the payment amount listed in the payment application conforms to the certifications;

(2) Payment application conforms to the loan usage stipulated under this contract;

(3) Party B entrusts Party A to pay loan fund to the particular transaction object;

Party A has the right to examine whether the information such as the transaction object and the payment amount listed in the payment application provided by Party B conforms to the respective business contract and other certifications. Party A is also authorized to reject the payment application that does not conform to the loan usage stipulated under this contract.

In case of independent payment, after the loan release Party B shall submit a summary to inform Party A of the loan fund payment conditions every month and provide information such as transaction object, payment amount, and certifications such as respective business contract. Party A has the right to examine whether the payment of loan fund conforms to the stipulated usage through account analysis, voucher examination, field investigation and so on, which Party B shall cooperate with.

2.6 Alteration of payment method and the triggering conditions

Should any of the following events happen, Party A shall have the right to adjust the standards for entrusted payment fund or change the payment method to entrusted payment in full:

(1) In case of independent payment, Party B fails to submit a summary to inform Party A of the loan fund payment conditions periodically or refuses to cooperate with Party A regarding account analysis, voucher examination, field investigation and so on to examine whether the loan payment conforms to the stipulated usage;

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(2) Party B breaches the stipulations under this contract by evading the entrusted payment of Party A in the way of breaking up the whole into parts;

(3) The credit status of Party B declines or the profitability of main business is poor;

(4) The loan fund is used exceptionally;

(5) The supervision department adjusts the standards of entrusted payment.

2.7 Account management

Through negotiation between Party A and B, Party B agrees to open the below account with Party A to be subject to supervision of Party A:

1. In accordance to the requirements of Party A, Party B agrees to open the loan release account with Party A with the account title of Ningbo Keyuan Plastic Co., Ltd. and account number as 1101 4504 7850 02. The deposit and withdrawal of the loan funds shall be conducted through this account. Party A is authorized to supervise the account dynamically. If exceptional cases are found, Party A hall have the right to take measures including but not limited to freeze loan or stop payment and so on.

2. In accordance to the requirements of Party A, Party B agrees to open the fund withdrawal account with Party A, (tick the selected item with “√” in the “□”)

☑ Fund withdrawal account the same as the loan release account in 1

☒ The account title of fund withdrawal account is __________, with the account number of _______________________.

The fund withdrawal in this account shall accord with the following stipulations: ________________________________________________________________________________________________
_______________________________________________________________________________________________
________________________________________________________________________________________________
________________________________________________________________________________________________

___________________________

In case that Party B could not repay the loan owed to Party A, Party A would have the right to deduct fund for repay the principal and interest of loan from the fund withdrawal account opened with Party A and other accounts opened with Party A and its branches.

3. Party B agrees that Party A has the right to call in the loan in advance on the basis of the fund withdrawal conditions of Party B.

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Article 3 Repayment of Loan

3.1 Party B shall repay the principal of loan in the method stated in Clause (2) :

(1) Installment repayment method:

☒ On the basis of □month □quarter □year, the principal of______shall be repaid in every period.

☒ The amount of principal and the date of repayment shall accord with Appendix I under this contract.

☒ Others________________________________________________.

(2) The principal shall be repaid on the due date once for all.

3.2 If Party B repays the principal monthly, the repayment date of principal shall be the expiry date for interest of each month since the month of the loan release. If Party B repays the principal quarterly, the repayment date of principal shall be the expiry date for interest of every three months after the loan release. If Party B repays the principal yearly, the repayment date of principal shall be the expiry date for interest of every twelve months after the loan release.

3.3 Party B shall open an account with Party A and deposit the repayment into the account before the stipulated repayment date.

3.4 Party B shall repay the principal and interest of the loan under this contract timely and fully. In case of unpunctual or insufficient installment payment in any period, Party A has the right to require Party B to repay the loan in full and the default interest of the unreturned loan after the due date shall be calculated in terms of past due loan.

3.5 Party B hereto irrevocably entitle Party A to deduct the principal, interest and expenses of the loan which is due in any account that is opened in any bank institutions of Ping An Bank.

3.6 If Party B needs to pay off the loan ahead of time, it shall submit to Party A a written application 30 days in advance and obtain a written consent. The written application of prepayment shall be irrevocable after the written consent of Party A.

☒ If Party B repays the loan in advance, it shall pay a compensation fee to Party A. The compensation shall be paid to Party A together with the principal and the respective interest of prepayment. The compensation is calculated as the fund of prepayment × days in advance× interest rate stipulated under this contract. If the number of days in advance is less than 30, the compensation shall be calculated based on actual days, and the amount shall be reduced by half. If the days in advance exceed 30 days, the compensation shall be calculated as 30 days.

Article 4 Representations and Warranties of Party B

4.1 Party B shall be a legally established and validly existing company in its jurisdiction with good reputation. The company shall have all the corporate power and the governmental permission and approval for it to undertake the current business.

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4.2 Party B has completed all the authorization, examination and approval needed for the signing this contract. Signing the contract is the real intention of Party B and will not cause breach of any agreement or commitment signed with any third party. On signing this contract, Party B has not breached any law, regulation or rule regarding environmental protection, energy conservation and emission reduction, and pollution reduction. Party B undertakes to obey the laws, regulations and rules aforementioned rigorously after signing this contract.

4.3 Other than the matters Party B has informed Party A before the signing of this contract, Party B shall not have lawsuit, arbitration, execution, appeal, reconsideration and any other procedures and other events or situations that might have significantly adverse influence on the fulfillment of this contract.

4.4 Party B shall provide financial statements, all the bank accounts and loan balance and other materials required by Party A within the required period of time. Party B shall guarantee that the documents and materials it provides are authentic, complete and objective without any false recordation, misleading statement or serious omission and that the financial statement is prepared in rigorous accordance with Chinese accounting standards.

Article 5 Rights and Obligations of Party B

5.1 Party B is entitled to require Party A to offer the loan according to the stipulations under this contract. Nevertheless, if the changes in national macro-control policies, requirements of controlling the credit quota or credit investment made by the supervision department of Party A and other reasons which are not because of Party A make Party A unable to release the loan under this contract, Party A shall have the right to stop releasing the loan or terminate this contract.

5.2 Party B shall use the loan in accordance with the stipulated usage under this contract and repay the principal and interest timely and fully.

5.3 Party B opens accounts in Party A and handles business such as deposit and clearing in preference to other institutions.

5.4 When Party B is a group client, it shall report to Party A in writing 10 days after the connected transaction accounting for over 10% of net asset happens (including the transaction day). The report is supposed to cover the incidence relations among parties, content and nature of the transaction, transaction amount or respective proportion and pricing policies (including the transaction with no money or only nominal money).

Group client refers to an enterprise or a public institution with the following features:

(1) directly or indirectly control or are controlled by other enterprise or public institution in terms of equity or operation;

(2) are controlled together by a third party enterprise or public institution;

(3) directly or indirectly controlled by a major investor, key management personnel or closely related family members (including the lineal relatives within three generations and collateral relatives within two generations);

(4) bearing other affiliation relations, may transfer assets or profits out of accordance with fair price principle and shall be regarded as group client in terms of credit management.

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5.5 When one of the following events happens to Party B, Party B shall notify Party A in writing 30 days in advance. If Party A believes the event would have great impact on the fulfillment of this contract, Party B shall conduct on the written approval of Party A:

(1) Significant changes in the operation system, ownership structure, organization form of property right or main business, including but not limited to implementing contract, lease operation, joint operation, shareholding reform, combination (merger), acquisition, joint venture (cooperation), separation, setting up subsidiaries, trusteeship (takeover), sale of enterprise, transference of title of property and capital reduction, etc.

(2) Sale, gifting, lending, transferring, mortgage (pledge) and other ways to deal with more than 10% of net asset;

(3) Dividend exceeding 30% of the after-tax net profit or 20% of all the undistributed profit;

(4) Newly increased foreign investment exceeding 20% of the net asset after the credit line becomes effective;

(5) Changing the debt terms with other banks and clearing off other long-term debts;

(6) Paying back the debts owed to the shareholders of Party B;

(7) Applying credit from other banks, or providing guarantee to a third party, or reducing and canceling debts of a third party with the debts amount involved exceeding 20% of net asset.

5.6 Party B shall notify Party A in writing in 7 weekdays when the following events happen or might happen. Party A has the right to determine according to the specific situation of the events whether to require Party B to add collateral or directly withdraw all the loans:

(1) The business or financial conditions of Party B or the guarantor deteriorates which consequently leads to significant financial loss. Loss of assets (including but not limited to the asset loss due to the external guarantee) or other financial crisis happen.

(2) Party B has the acts of illegal operations and receives the administrative penalty, criminal sanctions or significant legal disputes;

(3) Party B, the shareholder or actual controller of Party B, the legal representative of guarantor, or the main managerial personnel have relation with important cases, or mandatory property preservation measures are taken to their property, or administrative penalty, criminal sanctions or other events leading to the failure to perform the duties happen to them;

(4) Party B or the guarantor provides guarantee to a third party and has significantly adverse impact on financial conditions or the capability of fulfilling obligations under this contract of Party B or the guarantor;

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(5) The following events happen to Party B or the guarantor: separation, combination, large-scale merger, acquisition and reconstruction, significant assets disposal, capital reduction, closure of business, suspension of operations for rectification, liquidation, reorganization, revocation, disbandment, bankruptcy, revocation of business license, etc;

(6) The collateral decreases significantly in value or is lost /disputed in its ownership /sealed up /distrained /frozen /deducted /under lien / auctioned, etc.

(7) Other significant or breaching events which could influence Party B, the operation of the guarantor and loan of Party A .

5.7 If Party B changes its domicile, correspondence address, telephone number, line of business, or legal representative, etc, Party B shall notify Party A in writing in 7 weekdays after the changes happen. In case that Party B has not fulfilled the aforementioned obligations, the relevant notices and documents would be regarded as being successfully delivered if Party A mails through the original correspondence address.

5.8 Party B shall guarantee that it would maintain reasonable financial ratios.

☒ During the loan period, the financial ratios shall meet the following criteria:

 _______________________________________________________________________________________

 __________________/_____________________________________________________________________

 ________________________________________________________________________________________

Article 6 Rights and Obligations of Party A

6.1 Party A has the right to withdraw the principal, interest (including compound interest, deferment and embezzled penalty interest) of the debt and the expenses payable in accordance with the stipulations under this contract and has the right to deduct the aforementioned principal, interest and expenses from Party B’s account directly.

6.2 As for the over one-year (exclusive of one) loans, Party A is entitled to evaluate the financial conditions and specific conditions of project progress of Party B and the guarantor on the basis of the terms of credit on loan release stipulated under this contract. Party A has the right to adjust the amount, term and interest rate of loan based on the evaluation results.

If Party B has mortgage (pledge), Party A has the right to require the mortgage (pledge) be re-evaluated by an assessment agency recognized by Party A. In case that the mortgage (pledge) value decreases so significantly that it could not be sufficient to be the guarantee for the debt in the main contract, Party A has the right to require Party B to return part of the loan or provide other guarantee measures that could be recognized by Party A.

6.3 Party A is entitled to require Party B to offer the materials related to the loan, enter the site for business operation, investigate, examine and inspect the usage of credit and the conditions of property, finance and operation of Party B, Party B shall cooperate with Party A. Party A has the right to supervise Party B to use the loan in accordance with the stipulated usage under this contract.

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6.4 Party A shall undertake the obligation of confidence to the materials provided by Party B except as otherwise stipulated by laws and regulations of supervision department, or agreed by the two parties, or that the materials provided by Party B are not regarded as confidential information.

Article 7 Breach Clause

7.1 Any one of the following event shall be regarded as a breach event referred in this article:

(1) Party B does not use the loan or evades the entrusted payment of Article 2.5 in the way of breaking up the whole into parts;

(2) Under this contract, debit interest, expiry or advance money happens to the credit or the credit fund is not used in accordance with the stipulated usage of the two parties;

(3) Party B breaches any statement, warranty or commitment made by itself;

(4) Party B breaches any stipulated obligation under this contract that shall be fulfilled;

(5) Party B conceals the real, important information;

(6) Party B or the guarantor evades or discards the bank credit through connected transaction or other ways;

(7) Party B or the guarantor has the deeds of poor management, failure in claim due debts, or deeds of transferring the property such as disposing its main property at gratuitous and unreasonably low price or in other improper way, and other deeds of evading debts.

(8) Party B takes use of the fake contract and arrangement between any third party, including but not limited to notes receivable without real trading background and other ways of creditor's rights discount or pledge, to extract funds or credits from Party A or other banks;

(9) Party B or the guarantor breaches other contracts signed with other banks (including but not limited to credit contract, loan contract and guarantee contract) or the securities of debts in nature issued by those banks;

(10) The guarantor of Party B breaches the stipulations in guarantee contract (including but not limited to contract of guaranty, mortgage contract and pledge contract) or the events of default happen, or the guarantee contract has not come into effect or becomes invalid or revoked; the collateral decreases significantly in value or is lost /disputed in its ownership /sealed up /distrained /frozen /deducted /under lien / auctioned, etc.

(11) If any event listed in Article 5.5 and 5.6 happens in reality, Party A would believe that it would affect the security of its debt.

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7.2 If the event of default happens, Party A would have the right to take the following measures:

(1) To suspend or stop release any fund unreleased under this contract;

(2) To announce the in-advance maturity of credit and requires Party B to repay part or all of the principal, interest and expenses of the credit immediately, and to collect penalty interest of the released credit principal at the penalty interest rate from the day of the default event until Party B pays off all the principal of credit;

The expenses include but not limited to counsel fee, legal fare, arbitration fee, travailing expense, announcement fee, delivery fee, enforcement fee and transfer fee that Party A pays to realize credit’s right.

(3) To require Party B to offer new guarantee measures recognized by Party A;

(4) To adjust the loan amount, term and interest rate and changes the payment method to entrusted payment according to the risk status of loan;

(5) To be authorized to deduct fund directly from the account of Party B or the guarantor so as to pay off all the debts under this contract and contracts of specific business (including the debts that Party A requires to pay off in advance) without the permission of Party B;

(6) To be authorized to exercise of guarantee right and to require guarantor to fulfill the responsibilities of guarantee or realize the credit’s right through disposing the collateral and/or pledge.

(7) Should the loan is due or due in advance and Party B is unable to repay the loan in accordance with the stipulations, Party A would have the right to collect the penalty interest at the interest rate stipulated under this contract plus 50% to the principal of the credit from the expiry day according to the actual number of expiry days. Should Party B not use the loan in accordance with the method stipulated, Party A would have the right to collect the penalty interest at the interest rate stipulated under this contract plus 100% to the embezzled fund from the day when the usage of loan breaches the contract.

Compound interest shall be collected at the penalty interest rate to the interest that could not be paid timely. Should the expiry and the embezzlement happen simultaneously, the penalty interest and the compound interest would be collected based on the heavier one.

Should the loan be overdue for 90 days or less, the sequence for the repayment of the loan would be: (1) expenses; (2) interest (including penalty interest and compound interest); (3) principal. Should the loan is overdue for more than 90 days, the sequence for the repayment of the loan would be: (1) expenses; (2) principal; (3) interest (including penalty interest and compound interest).

(8) Should Party A legally proposes subrogation right to Party B’s debtor, or sues in court for revoking Party B’s waiving matured claim or transferring assets gratuitously or at a unreasonably evident low price, Party B shall offer all the necessary cooperation and assistance in accordance with Party A’s requirements and bear all the costs thereof.

(9) To take other remedy measures that are provided by laws, regulations and rules and stipulated by the contract.

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Article 8 Other Covenants

_____________________________________/______________________________________________
______________________________________________/_____________________________________
______________________________________________________/_____________________________
____________________________________________________________________________________
____________________________________________

Article 9 Supplementary Provisions

9.1 Should the credit under this contract belongs to a credit line contract, the guarantee method under the credit line contract shall also be applicable.

9.2 ☒ The two parties agree to notarize this contract for enforcement.

After this contract has been notarized for enforcement by the two parties, should Party B not fulfill or fulfill partially the obligations under this contract, Party A shall be entitled to apply an enforcement certificate from the original notary office and apply the enforcement from the competent people’s court (located in the residence or the property’s location of the person subject to enforcement) with the original notarial certificate and the enforcement certificate.

 ☑This contract shall not be notarized for enforcement.

9.3 The following documents which are related to this contract compose an inalienable part of this contract and with the same legal force: the single credit application, credit line contract, loan certificate, credit voucher, and the other relevant documents and materials confirmed by the two parties, and the commitment letter, declaration and documents provided unilaterally by Party B to Party A.

9.4 Party B agrees and authorizes Party A to query the credit information of Party B from the foundation database of financial credit information and other legally founded credit agencies for the credit business application and follow-up management of Party B during the application and existence of credit business of Party B. Party B agrees and authorizes Party A to submit the corporate and credit information of Party B, including but not limited to credit and loan information and information that could have a negative impact on the credit condition of the information agent, to the foundation database of financial credit information and other legally founded credit agencies according to Credit Reporting Business Management Ordinance.

9.5 All the confirmed options shall be confirmed through ticking the box in front of the options with “√”.

9.6 Should any disputes happen in the process of performing the contract, all parties shall resolve them through consultations; if no settlement is reached, it shall be resolved as stipulated by Clause (2):

(1) Apply arbitration from ___/___ and implement arbitration in accordance with the arbitration rules which shall be practiced when arbitration is applied.

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(2) File a lawsuit in the local People’s Court where Party A is located.

(3) File a lawsuit in the People’s Court of ____/___ .

9.7 The laws of People’s Republic of China apply to this contract.

9.8 This contract shall become effective after the signing of the representatives of both parties (this contract shall be signed or sealed by the authorized signatories or and affixed with an official seal).

During the three months from the effective date of this contract, Party A is entitled to terminate this contract unilaterally if the loan under the contract has not been released actually.

9.9 The contract has three copies, two for Party A, one for Party B ☒ guarantor ☒ registration authority

Party B hereby declares that it completely understands the terms (especially the words in bold) under this contract, the relevant guarantee contract terms and other documents and that it hereof (when needed) has obtained independent legal consultation.

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Appendix I:

Table of Installment Repayment of Credit Principal for Party B

Times	Date of repayment	Repayment amount(in words)
1
2
3
4
5
6
7
8
9
10
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Party A (seal)

Legal representative (Person in charge) or entrusted agent (signature):

Date of signing: August 29, 2014

Party B (seal)

Legal representative or entrusted agent (signature):

Date of signing: August 29,2014

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Appendix II:

Application of Entrusted Payment

Ping An Bank Co., Ltd.___________:

According to the stipulations under the contract of ________numbered of P.Y.______Z.______ No._______, our party applies for the payment of loan funds and irrevocably authorize your bank to pay the loan funds to the designated trading counterpart of our party, the account number for the loan realeased is:____________________. The specific payment objects and payment amount are as follows:

No.	Payee	Amount	Account	Bank	Payment date	Specific usage

According to the stipulations under the aforementioned contract, our party will provide the business contract and other certification materials related to this payment application and guarantee that the aforementioned certification materials are authentic, legal and valid.

Applicant: ___________

Seal:

Authorized signature:

(Seal reserved by the bank)

Date

Customer manager (opinion signed here):
Leader of the sub-branch or the team (opinion signed here):

Remark: all blanks shall be filled in, including application date.

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